UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15d Of The
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported) June 11, 2007
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices)
(zip code)
(Registrant’s telephone number, including area code) (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.01

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 11, 2007, Intuit Inc. announced that its Board of Directors has appointed Edward A. Kangas and Suzanne Nora Johnson as directors of Intuit. The appointments will become effective in July 2007, and the number of authorized directors will increase from nine to eleven members at that time. Mr. Kangas is expected to serve as a member of Intuit’s Compensation and Organizational Development Committee and Ms. Nora Johnson is expected to serve as a member of Intuit’s Audit Committee. A copy of the press release announcing these appointments is attached as Exhibit 99.01 to this report.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
99.01	Press Release, dated June 11, 2007 announcing appointments of Edward A. Kangas and Suzanne Nora Johnson to the Board of Directors of Intuit Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: June 11, 2007	By:	/s/ Kiran M. Patel
Kiran M. Patel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.01	Press Release, dated June 11, 2007 announcing appointments of Edward A. Kangas and Suzanne Nora Johnson to the Board of Directors of Intuit Inc.